UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 19, 2007

SPANSION INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51666	20-3898239
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

915 DeGuigne Drive

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 962-2500

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On September 24, 2007, Spansion Inc. (the “Company”) announced that Dr. Hector de J. Ruiz resigned from the Board of Directors of the Company, effective September 20, 2007. Dr. Ruiz did not serve on any committees of the Company’s Board of Directors. Dr. Ruiz did not resign because of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The Company also announced that the Company’s Board of Directors appointed Donald L. Lucas to the Board, effective September 20, 2007. Fujitsu Limited, as the sole holder of Class C Common Stock, has elected Gilles Delfassy to the Board, effective September 20, 2007. Mr. Lucas will serve as a Class I director until the 2009 Annual Meeting of Stockholders, or until his earlier removal, resignation or death. Mr. Delfassy will serve as a Class III director until the 2008 Annual Meeting of Stockholders, or until his earlier removal, resignation or death. Mr. Lucas was appointed to serve as the Chairman of the Board.

Mr. Lucas was appointed to serve as Chairman of the Finance Committee of the Company’s Board of Directors. Mr. Delfassy was appointed to serve on the Compensation Committee of the Company’s Board of Directors.

Each of Mr. Lucas and Mr. Delfassy will receive the same benefits the Company provides to non-employee independent directors, which are described in the Company’s definitive proxy statement filed with the Securities Exchange Commission on April 9, 2007. Accordingly, each such director has been granted an option to purchase 20,000 shares of our Class A Common Stock and a restricted stock unit award of 20,000 units that convert upon vesting into 20,000 shares of the Company’s Class A Common Stock. In addition, Mr. Lucas will receive additional benefits the Company provides to a non-employee independent chairperson as follows: (i) an annual retainer of $100,000, payable in advance in quarterly payments of $25,000; (ii) an additional initial RSU award that converts into 10,000 shares of the Company’s Class A Common Stock, with 25% of the shares subject to such RSU award vesting on the 12-month anniversary of the grant date and the remaining shares subject to such RSU award vesting in 12 substantially equal quarterly installments thereafter; (iii) an additional annual RSU award that converts into 5,000 shares of the Company’s Class A Common Stock, with 25% of the shares subject to such RSU award vesting on the 12-month anniversary of the grant date and the remaining shares subject to such RSU award vesting in 12 substantially equal quarterly installments thereafter; and (iv) an additional initial stock option award exercisable for 5,000 shares of the Company’s Class A Common Stock, with 25% of the shares subject to such stock option award vesting on the 12-month anniversary of the grant date and the remaining shares subject to such stock option award vesting in 12 substantially equal quarterly installments thereafter.

Item 8.01	Other Events

On September 19, 2007, Advanced Micro Devices, Inc. (“AMD”) transferred its one share of Class B Common Stock to the Company, which was automatically converted into one share of Class A Common Stock upon transfer. AMD was the sole holder of the Company’s Class B Common Stock. As a result of the transfer, AMD no longer has a right to appoint any directors to the Company’s Board of Directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPANSION INC.
(Registrant)

Date: September 24, 2007	By:	/s/ Robert C. Melendres
	Name:	Robert C. Melendres
	Title:	Executive Vice President, Chief Legal Officer and Corporate Development

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